EXHIBIT 99.1

NEWS RELEASE

COMPUWARE CORPORATION                                           COMPUWARE [LOGO]
-------------------------------------------------------------
Corporate Headquarters
One Campus Martius o Detroit, MICHIGAN 48226
(313) 227-7300

For Immediate Release
October 24, 2007

                Compuware Delivers "One Heck of a Second Quarter"

     Compuware Beats Q2 Consensus Analyst EPS Estimate by 70 Percent, Grows
          Distributed Products License Fees by 45.5 Percent and Total
                      Revenue by 4.7 Percent Year-over-year

DETROIT--October 24, 2007--Compuware Corporation (NASDAQ: CPWR) today announced financial results for its second quarter ended September 30, 2007.

"After a near-disastrous Q1, Compuware produced one heck of a second quarter," said Compuware Chairman and CEO Peter Karmanos, Jr. "With dramatic year-over-year increases in EPS and distributed products license fees--as well as growth in year-over-year revenues for the third time in the past four quarters--Compuware significantly exceeded analysts' estimates for performance in Q2. And we beat those estimates even with $18.7 million in restructuring charges this quarter.

"These accomplishments put Compuware on strong footing for attaining its goals in FY '08," continued Karmanos. "I want to thank all of the Compuware employees who have worked so hard to produce these results and encourage them to continue working diligently to attain our goals for the fiscal year."

Second Quarter Fiscal 2008 Results

Compuware reports second quarter revenues of $302.0 million, compared to $288.5 million in the same quarter last year.

Compuware increased EPS--before restructuring charges--to 17 cents per share in Q2, an increase of approximately 143 percent over the same period last year. On a GAAP basis, earnings per share (diluted computation) were 13 cents, an increase of 86 percent from seven cents in the same quarter last year, based upon 295.4 million and 364.5 million shares outstanding, respectively.

Compuware incurred $18.7 million in restructuring charges in the second quarter. In the first six months of the fiscal year, Compuware incurred $34.8 million in restructuring charges.

Compuware's net income--before restructuring charges--was $49.6 million, an increase of 100 percent from net income of $24.8 million in the same period last year. On a GAAP basis, Compuware delivered net income of $37.4 million in Q2, an increase of 51 percent from Q2 last year.

During the company's second quarter, software license fees were $70.0 million, compared to $56.7 million in the same quarter last year. Maintenance fees were $116.3 million, compared to $115.1 million

                                     -MORE-

Page 2
Compuware Delivers "One Heck of a Second Quarter"
October 24, 2007

in Q2 last year. Revenue from professional services in the quarter was $115.7 million, compared to $116.7 million in the same quarter last year.

The company will host a conference call at 5:00 p.m. Eastern time (21:00 GMT) today to discuss these results.

Second Quarter Fiscal Year 2007 Highlights

During the second quarter, Compuware:

      o announced that the company's Board of Directors authorized the repurchase of an additional $200 million of the company's common stock.

      o announced the centralization--to the company's Detroit headquarters--of product development activities for the company's Strobe product family, Vantage Service Management product and Optimal Trace product.

      o announced the development of the Covisint Collaboration Portal, an on-demand platform that provides a highly secure, hosted service for business users who require real-time information and application sharing. The Collaboration Portal is an enhancement to the existing Covisint portal used by more than 250,000 subscribers at 30,000 companies in 86 countries.

      o continued to build upon Covisint's on-demand security platform, extending the company's introduction of Covisint Trusted Identity Broker by launching Covisint Trusted Authorization Manager.

      o announced that its Vantage IT Service Management solution now supports ITIL Version 3 continual service improvement for automated service measurement and quality improvement.

      o announced with Wipro a partnership to enable organizations to continually improve service quality by leveraging ITIL v3 and Six Sigma. Wipro's Business Service Analysis, Transformation and Optimization consulting solution includes Compuware's Vantage Service Manager, the first service management product to automate Six Sigma techniques.

      o announced that Jenner & Block, a full-service law firm with 460 lawyers and offices in Chicago; Washington, D.C.; New York and Dallas, uses Compuware Vantage to help ensure that its IT systems are always available.

      o recorded an income tax benefit of approximately $12 million related to the state of Michigan's enactment of the Michigan Business Tax
            (MBT) as a replacement for the Single Business Tax, which expires at the end of 2007. This benefit relates primarily to the recognition of Brownfield Redevelopment credits that existed prior to the MBT enactment and are available to offset MBT liabilities through the company's fiscal year 2022.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, this press release uses non-GAAP measures of net income, earnings per share and revenue. The net income and earnings per share disclosures on a non-GAAP basis excluded the impact of restructuring

Page 3
Compuware Delivers "One Heck of a Second Quarter"
October 24, 2007

charges and capitalized software impairment. The non GAAP revenue disclosures provide information on total product commitments. Compuware management believes the non-GAAP financial information provided in this release is useful to investors' understanding and assessment of Compuware's on-going core operations and prospects for the future. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses both GAAP and non-GAAP information in operating and evaluating its business and as such has determined that it is important to provide this information to investors. A reconciliation of non-GAAP and GAAP earnings is contained in the financial statements following this release.

Compuware Corporation

Compuware Corporation (NASDAQ: CPWR) is a world leader in delivering software and services that enable businesses to manage their enterprises and maximize the value of their IT assets. Compuware solutions accelerate the development, improve the quality and enhance the performance of business-driving applications. Founded in 1973, Compuware serves the world's leading IT organizations, including more than 90 percent of the Fortune 100 companies. Learn more about Compuware at http://www.compuware.com/.

                                      ###

Conference Call Information

Compuware will host a conference call today to discuss these results at 5:00 p.m. Eastern time (21:00 GMT). Interested parties from the United States should call 877-260-8897. For international access, the conference call number is +1-612-288-0340.

A conference call replay will also be available. The United States replay number will be 800-475-6701, and the international replay number will be +1 320-365-3844. The replay passcode will be 886458. Additionally, investors can listen to the conference call via webcast by visiting the Compuware Corporation Investor Relations web site at http://www.compuware.com/.

Press Contact

Lisa   Elkin,   Vice   President,   Communications   and   Investor   Relations,
+1-313-227-7345

Certain statements in this release that are not historical facts, including those regarding the Company's future plans, objectives and expected performance, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this release. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the Company's reports filed with the Securities and Exchange Commission. Readers are cautioned to consider these factors when relying on such forward-looking information. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)

                                                                   AS OF SEPTEMBER 30,
                                                             --------------------------------
                         ASSETS
                                                                  2007               2006
                                                             -------------      -------------
CURRENT ASSETS:
  Cash and cash equivalents                                  $      215,654     $     470,095
  Investments                                                        95,404           242,030
  Accounts receivable, net                                          398,703           381,262
  Deferred tax asset, net                                            36,835            30,744
  Income taxes refundable, net                                       31,272            81,509
  Prepaid expenses and other current assets                          29,183            41,437
                                                             --------------     -------------
          Total current assets                                      807,051         1,247,077
                                                             --------------     -------------

INVESTMENTS                                                          10,958            49,446
                                                             --------------     -------------

PROPERTY AND EQUIPMENT, LESS ACCUMULATED
  DEPRECIATION AND AMORTIZATION                                     375,555           391,239
                                                             --------------     -------------

CAPITALIZED SOFTWARE, LESS ACCUMULATED
  AMORTIZATION                                                       65,543            65,450
                                                             --------------     -------------

OTHER:
  Accounts receivable                                               174,657           195,039
  Deferred tax asset, net                                            33,185            16,051
  Goodwill                                                          354,133           334,639
  Other                                                              35,048            35,314
                                                             --------------     -------------
          Total other assets                                        597,023           581,043
                                                             --------------     -------------
TOTAL ASSETS                                                 $    1,856,130     $   2,334,255
                                                             ==============     =============

                    LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                           $       18,632     $      23,040
  Accrued expenses                                                  117,372           145,018
  Deferred revenue                                                  371,867           365,069
                                                             --------------     -------------
          Total current liabilities                                 507,871           533,127

DEFERRED REVENUE                                                    277,963           297,298

ACCRUED EXPENSES                                                     19,407            13,200

DEFERRED TAX LIABILITY, NET                                          17,437            32,750
                                                             --------------     -------------
          Total liabilities                                         822,678           876,375
                                                             --------------     -------------

SHAREHOLDERS' EQUITY:
  Common stock                                                        2,861             3,522
  Additional paid-in capital                                        693,160           720,946
  Retained earnings                                                 316,934           723,610
  Accumulated other comprehensive income                             20,497             9,802
                                                             --------------    --------------
          Total shareholders' equity                              1,033,452         1,457,880
                                                             --------------    --------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                   $    1,856,130    $    2,334,255
                                                             ==============    ==============

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In Thousands, Except Per Share Data)

                                                       QUARTER ENDED                     SIX MONTHS ENDED
                                                       SEPTEMBER 30,                       SEPTEMBER 30,
                                                 -----------------------------      -------------------------------

                                                    2007              2006              2007                2006
                                                 ------------     ------------      ------------       ------------
REVENUES:
  Software license fees                          $     70,016     $     56,709      $    117,287       $    124,174
  Maintenance fees                                    116,296          115,132           230,037            225,449
  Professional services fees                          115,659          116,666           234,036            235,202
                                                 ------------     ------------      ------------       ------------
       Total revenues                                 301,971          288,507           581,360            584,825
                                                 ------------     ------------      ------------       ------------

OPERATING EXPENSES:
  Cost of software license fees                         6,609            7,010            16,975             13,595
  Cost of maintenance fees                             10,206            9,795            21,658             19,919
  Cost of professional services                       101,970          103,645           206,047            211,260
  Technology development and support                   24,170           29,744            53,498             56,860
  Sales and marketing                                  65,456           67,711           130,188            133,479
  Administrative and general                           42,874           45,156            88,254             91,384
  Restructuring costs                                  18,731                             34,751
                                                 ------------     ------------      ------------       ------------
       Total operating expenses                       270,016          263,061           551,371            526,497
                                                 ------------     ------------      ------------       ------------

INCOME (LOSS) FROM OPERATIONS                          31,955           25,446            29,989             58,328
                                                 ------------     ------------      ------------       ------------

OTHER INCOME (EXPENSES)
 Interest income                                        5,503           11,037            11,467             22,280
 Other                                                    (76)            (424)             (381)              (786)
                                                 ------------     ------------      ------------       ------------
OTHER INCOME, NET                                       5,427           10,613            11,086            21,494
                                                 ------------     ------------      ------------       ------------

INCOME BEFORE INCOME TAXES                             37,382           36,059            41,075             79,822

INCOME TAX PROVISION                                      (34)          11,250             3,470             25,692
                                                 ------------     ------------      ------------       ------------
NET INCOME                                       $     37,416     $     24,809      $     37,605       $     54,130
                                                 ============     ============      ============       ============
DILUTED EPS COMPUTATION
Numerator:  Net income                           $     37,416     $     24,809      $     37,605       $     54,130
                                                 ------------     ------------      ------------       ------------
Denominator:
  Weighted-average common shares outstanding          294,321          363,834           298,122            370,261
  Dilutive effect of stock options                      1,116              713             2,239                704
                                                 ------------     ------------      ------------       ------------
  Total shares                                        295,437          364,547           300,361            370,965
                                                 ------------     ------------      ------------       ------------
Diluted EPS                                      $       0.13     $       0.07      $       0.13       $       0.15
                                                 ============     ============      ============       ============

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In Thousands)

                                                                                    SIX MONTHS ENDED
                                                                                     SEPTEMBER 30,
                                                                               ----------------------------
                                                                                    2007           2006
                                                                               ------------    ------------
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
  Net income                                                                   $     37,605    $     54,130
  Adjustments to reconcile net income to cash provided
      by operations:
      Depreciation and amortization                                                  27,554          26,900
      Property and equipment impairment associated with restructuring                 3,079
      Capitalized software impairment                                                 3,873
      Acquisition tax benefits                                                        2,621           2,585
      Stock option compensation                                                       7,183           4,862
      Deferred income taxes                                                          (3,634)          6,405
      Other                                                                             815            (329)
      Net change in assets and liabilities, net of effects from acquisitions and currency fluctuations:
          Accounts receivable                                                        39,425          64,142
          Prepaid expenses and other current assets                                  12,762          (4,315)
          Other assets                                                                3,652             (99)
          Accounts payable and accrued expenses                                     (24,657)        (33,107)
          Deferred revenue                                                          (53,760)        (44,772)
          Income taxes                                                               (4,045)         (3,982)
                                                                               ------------    ------------
             Net cash provided by operating activities                               52,473          72,420
                                                                               ------------    ------------

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
  Purchase of:
      Businesses, net of cash acquired                                                              (20,484)
      Property and equipment                                                         (6,691)        (10,485)
      Capitalized software                                                           (7,889)         (9,475)
  Proceeds from sale of property                                                                      3,298
  Investments:
      Proceeds                                                                       71,375         272,305
      Purchases                                                                                    (266,248)
                                                                               ------------    ------------
             Net cash provided by (used in) investing activities                     56,795         (31,089)
                                                                               ------------    ------------

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
  Net proceeds from exercise of stock options including excess tax benefits          64,379           1,218
  Contribution to stock purchase plans                                                2,230           2,577
  Repurchase of common stock                                                       (227,695)       (190,104)
                                                                               ------------    ------------
             Net cash provided by (used in) financing activities                   (161,086)       (186,309)
                                                                               ------------    ------------

 EFFECT OF EXCHANGE RATE CHANGES ON CASH                                              6,791           3,011
                                                                               ------------    ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                (45,027)       (141,967)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                    260,681         612,062
                                                                               ------------    ------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                     $    215,654    $    470,095
                                                                               ============    ============

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                     RECONCILIATION OF NON-GAAP INFORMATION
                                 (In Thousands)


                                                             QUARTER ENDED                    SIX MONTHS ENDED
                                                             SEPTEMBER 30,                     SEPTEMBER 30,
                                                           -----------------------------   ----------------------------
Net income reconciliation:                                      2007            2006           2007             2006
                                                            ------------    ------------   ------------    ------------
      GAAP net income                                       $     37,416    $     24,809   $     37,605    $     54,130

      Restructuring costs                                         18,731              --         34,751              --

      Capitalized software impairment                                 --              --          3,872              --

      Taxes related to above items                                (6,556)             --        (12,163)             --
                                                            ------------    ------------   ------------    ------------

      Net income as adjusted                                $     49,591    $     24,809   $     64,065    $     54,130
                                                            ============    ============   ============    ============


EPS reconciliation:

      GAAP diluted EPS                                      $       0.13    $       0.07   $       0.13    $       0.15

      Restructuring costs                                           0.06              --           0.11              --

      Capitalized software impairment                                 --              --           0.01

      Taxes related to above items                                 (0.02)             --          (0.04)             --
                                                            ------------    ------------   ------------    ------------

      Diluted EPS as adjusted                               $       0.17    $       0.07   $       0.21    $       0.15
                                                            ============    ============   ============    ============

Compuware initiated a restructuring plan in FY08. Our non-GAAP disclosures exclude these charges, primarily employee termination benefits, facilities costs (primarily lease abandonments and property and equipment impairment) and capitalized software impairment. We believe it is useful to exclude these costs when evaluating overall performance.

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                             OPERATIONAL HIGHLIGHTS
                          (dollar amounts in thousands)

                                                         QUARTER ENDED
                                                 ----------------------------                     QUARTER ENDED
                                                 SEPTEMBER 30    SEPTEMBER 30      YR - YR          JUNE 30           QTR - QTR
                                                     2007            2006         % Change            2007            % Change
                                                 ------------    ------------   --------------    --------------   -------------
License Fees:
  Distributed Product License Fees
   DevPartner                                    $      2,561    $      2,966           (13.7%)   $      2,173           17.9%
   QACenter and File-AID Client/Server                  6,845           6,600             3.7%           6,002           14.0%
   UNIFACE and Optimal                                  3,983           3,015            32.1%           4,063           (2.0%)
   Vantage                                             21,547          12,831            67.9%          10,537          104.5%
   Changepoint                                          6,758           3,243           108.4%           2,363          186.0%
                                                 ------------    ------------                     ------------
  Total Distributed Product License Fees               41,694          28,655            45.5%          25,138           65.9%
  Mainframe Product License Fees                       28,322          28,054             1.0%          22,133           28.0%
                                                 ------------    ------------                     ------------
Total License Fees                                     70,016          56,709            23.5%          47,271           48.1%

Maintenance Fees                                      116,296         115,132             1.0%         113,741            2.2%
                                                 ------------    ------------                     ------------
Total Products Revenue                           $    186,312    $    171,841             8.4%    $    161,012           15.7%
                                                 ============    ============                     ============


Total Mainframe Products Revenue                 $    110,484    $    113,941            (3.0%)   $    103,237            7.0%
Total Distributed Products Revenue               $     75,828    $     57,900            31.0%    $     57,775           31.2%

Total Products Revenue by Geography
   North America                                 $     98,236    $     94,315             4.2%    $     85,416           15.0%
   International                                 $     88,076    $     77,526            13.6%    $     75,596           16.5%

Product Releases
   Mainframe                                                11               4           175.0%               4          175.0%
   Distributed                                               4              11           (63.6%)              9          (55.6%)

Total Costs of Software Products                 $    106,441    $    114,260            (6.8%)   $    115,878           (8.1%)

Deferred license fees
   Current                                       $     63,414    $     66,975            (5.3%)   $     70,081           (9.5%)
   Long-term                                     $     37,845    $     42,060           (10.0%)   $     40,739           (7.1%)

   Deferred during quarter                       $     13,598    $     11,475            18.5%    $     17,465          (22.1%)
   Recognized during quarter                     $     26,295    $     20,999            25.2%    $     24,035            9.4%

Professional Services
   Professional Services Revenue                 $    115,659    $    116,666            (0.9%)   $    118,377           (2.3%)
   Contribution Margin                                   11.8%           11.2%                            12.1%
   Billable Headcount                                   3,284           3,502            (6.2%)          3,384           (3.0%)

Total Company Headcount                                 6,731           7,582           (11.2%)          7,091           (5.1%)

Total DSO                                               118.8           118.9                            118.4
Total DSO (Billed)                                       51.9            48.0                             48.9

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                               PRODUCT COMMITMENTS
                                 (In Thousands)

                                                                QUARTER ENDED     QUARTER ENDED     QUARTER ENDED
                                                                 SEPTEMBER 30,      JUNE 30,        SEPTEMBER 30,
                                                                    2007              2007              2006
                                                               --------------    --------------    --------------
License revenue                                                $       70,016    $       47,271    $       56,709

      Change in deferred license                                      (12,698)           (6,570)           (9,524)
                                                               --------------    --------------    --------------

License contracts entered into during period                           57,318            40,701            47,185
                                                               --------------    --------------    --------------



Maintenance revenue                                                   116,296           113,741           115,132

      Change in deferred maintenance                                  (30,123)          (10,826)          (19,151)
                                                               --------------    --------------    --------------

Maintenance contracts & renewals entered into during periodd           86,173           102,915            95,981
                                                               --------------    --------------    --------------


Total products commitments during period                       $      143,491    $      143,616    $      143,166
                                                               ==============    ==============    ==============

As Compuware continues to emphasize solution selling, deals are becoming more complex, increasing the likelihood that software transactions will be recognized ratably over the maintenance term. Therefore to understand the health of Compuware's software business, we believe it is important to also consider the amount of product commitments during the reported periods.